EXHIBIT 10.19
FORM OF LOCK-UP AGREEMENT
November 2, 2010
Swisher Hygiene Inc. f/k/a
CoolBrands International Inc. (“CoolBrands”)
4725 Piedmont Row Drive, Suite 400
Charlotte, NC 28210
RE: PROPOSED MERGER OF COOLBRANDS AND SWISHER
Ladies and Gentlemen:
     The undersigned understands that CoolBrands and Swisher International Inc. (“Swisher”) have entered into a merger agreement (the “Merger Agreement”) dated August 17, 2010, pursuant to which a wholly-owned subsidiary of CoolBrands will merge with and into Swisher, and as a result, Swisher will become a wholly-owned subsidiary of CoolBrands (the “Merger”). The undersigned is a beneficial owner of certain shares of common stock of Swisher. Pursuant to the Merger Agreement, upon consummation of the Merger the undersigned will be entitled to receive, directly or indirectly, a certain number of common shares of CoolBrands (“Undersigned’s CoolBrands Shares”) in exchange for the common stock of Swisher beneficially owned by the undersigned. Any capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.
     In consideration of the benefit that the Merger will confer upon Swisher, the undersigned hereby agrees not to, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, transfer, assign, purchase any option or contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any of the Undersigned’s CoolBrands Shares for a period ending upon the earlier of (i) the public release of CoolBrands’ earnings for fiscal year 2011 or (ii) March 31, 2012, unless (among other exceptions) (a) it first obtains the prior written consent of CoolBrands, which consent will not be unreasonably withheld or delayed, or (b) following the completion of the Merger, there occurs a take-over bid or similar transaction involving a change of control of CoolBrands.
     In addition, notwithstanding the foregoing, the undersigned may: (a) transfer, sell or otherwise dispose of any or all of such Undersigned’s CoolBrands Shares to (i) a spouse, parent, child or grandchild of the undersigned (a “Relation”), (ii) corporations, partnerships, limited liability companies or other entities to the extent that such entities are wholly-owned by the undersigned, (iii) any trusts existing solely for the benefit of such undersigned and/or a Relation, solely to the extent that in clauses (i), (ii) and (iii) the recipient of the Undersigned’s CoolBrands Shares execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement; and (b) pledge the Undersigned’s CoolBrands Shares to a bank or other financial institution for the purpose of giving collateral for a debt made in good faith. Notwithstanding the foregoing, the provisions of this Lock-Up Agreement shall immediately terminate and be unenforceable upon the death of the undersigned.
     The undersigned hereby acknowledges that CoolBrands is relying upon this lock-up in proceeding toward consummation of the Merger and Transactions contemplated in the Merger Agreement. The undersigned further understands that this lock-up is irrevocable and shall be binding upon such undersigned’s legal representatives, successors, and permitted assigns, and shall enure to the benefit of CoolBrands and its successors and permitted assigns.
     The undersigned hereby represents and warrants that he/she has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.
     This Lock-Up Agreement will be governed by the internal laws of the State of Delaware without regard to its conflict of laws principles.
     This Lock-Up Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. A single copy of this Lock-Up Agreement delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Lock-Up Agreement.

Very truly yours,

Witness

Number of Undersigned’s CoolBrands Shares subject to this Lock-Up Agreement:

CoolBrands hereby acknowledges this Lock-Up Agreement, this 2nd day of November, 2010.

SWISHER HYGIENE INC.

By:
Name:
Title: